As filed with the Securities and Exchange Commission on April 15, 2016

Registration No. 333-210322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

MGM Growth Properties LLC

(Exact name of registrant as specified in governing instruments)

6385 S. Rainbow Blvd., Suite 500

Las Vegas, Nevada 89118

(702) 669-1480

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. McManus, Esq.

Executive Vice President, General Counsel and Secretary

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 693-7120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Rod Miller, Esq. Milbank, Tweed, Hadley & McCloy LLP 28 Liberty Street New York, New York 10005 (212) 530-5000	Michael J. Aiello, Esq. Mark Schwed, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Kirk A. Davenport II, Esq. Julian T.H. Kleindorfer, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Class A common shares representing limited liability company interests	57,500,000	$21.00	$1,207,500,000	$121,595.25(4)

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(2)	Includes shares subject to the underwriters’ overallotment option to purchase additional shares from us, if any.
(3)	Calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(4)	The Registrant previously paid the $121,595.25 registration fee in connection with prior filings of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

MGM Growth Properties LLC is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form S-11 (Registration No. 333-210322) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 1.1, 5.1, 8.1, 23.3 and 23.4 and to restate the list of exhibits set forth in Item 36 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses estimated to be incurred by us in connection with the distribution of the securities registered under this Registration Statement:

Item	Amount
SEC Registration Fee	$121,595
FINRA Filing Fee	$181,625
Printing Fees and Expenses	$500,000
NYSE Listing Fee	$250,000
Legal Fees and Expenses	$5,000,000
Accounting Fees and Expenses	$1,000,000
Miscellaneous	$3,346,780
Total	$10,400,000

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

None.

Item 34.	Indemnification of Directors and Officers.

Our limited liability company agreement provides that we will generally indemnify officers and members of our board of directors to the fullest extent permitted by law against all losses, claims, damages or similar events. Our limited liability company agreement is filed as an exhibit hereto. Subject to any terms, conditions or restrictions set forth in our limited liability company agreement, Section 18-108 of the Delaware LLC Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

We expect to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that it may make to such directors and officers.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification to our directors and officers by the underwriters against certain liabilities.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be contributed to an account other than the appropriate capital account.

Item 36.	Financial Statements and Exhibits.

(A) Financial Statements. See Index to Financial Statements and the related notes thereto.

(B) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-11:

Exhibit	Description

1.1	Form of Underwriting Agreement

2.1	Form of Master Contribution Agreement by and among MGM, MGP and the Operating Partnership**

3.1	Form of Amended and Restated Limited Liability Company Agreement of MGP**

4.1	Specimen Class A Common Share Certificate of MGP**

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP regarding the legality of the securities being issued

8.1	Opinion of Weil, Gotshal & Manges LLP regarding tax matters

10.1	Form of Master Lease between Landlord and Tenant**

10.2	Form of Corporate Services Agreement between MGM and the Operating Partnership**

10.3	Form of Registration Rights Agreement between MGM and MGP**

10.4	Form of IP License Agreement between MGM and MGP**

10.5	Form of Amended and Restated Limited Partnership Agreement of the Operating Partnership**

10.6	Form of 2016 Omnibus Incentive Plan†**

10.7	Form of Annual Performance-Based Incentive Plan†**

10.8	Form of Change of Control Policy for Executive Officers†**

10.9	Form of MGM Growth Properties LLC Nonqualified Deferred Compensation Plan†**

10.10	Form of 2016 Deferred Compensation Plan for Non-Employee Directors†**

10.11	Form of Employment Agreement of James C. Stewart†**

10.12	Form of Employment Agreement of Andy H. Chien†**

10.13	Form of Performance Share Units Agreement†**

10.14	Form of 2016 Restricted Share Units Agreement (Non-Employee Directors)†**

10.15	Form of 2016 Restricted Share Units Agreement (Employees)†**

10.16	Form of Restricted Share Units Agreement (MGM Non-Employee Directors)†**

10.17	Form of Restricted Share Units Agreement (MGM Employees)†**

21.1	Subsidiaries of MGP**

23.1	Consent of Deloitte & Touche LLP for Propco (Predecessor)**

23.2	Consent of Deloitte & Touche LLP for MGM Growth Properties LLC**

23.3	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1)

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included in signature page)**

*	To be filed by amendment
**	Previously filed
†	Compensatory plan or arrangement

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on April 15, 2016.

MGM Growth Properties LLC

By:	*
James C. Stewart Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James C. Stewart	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

* Andy H. Chien	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

* James J. Murren	Chairman of the Board	April 15, 2016

* Michael J. Rietbrock	Director	April 15, 2016

* Thomas A. Roberts	Director	April 15, 2016

* Daniel J. Taylor	Director	April 15, 2016

* Elisa C. Gois	Director	April 15, 2016

* William J. Hornbuckle	Director	April 15, 2016

* John M. McManus	Director	April 15, 2016

*By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit	Description

1.1	Form of Underwriting Agreement

2.1	Form of Master Contribution Agreement by and among MGM, MGP and the Operating Partnership**

3.1	Form of Amended and Restated Limited Liability Company Agreement of MGP**

4.1	Specimen Class A Common Share Certificate of MGP**

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP regarding the legality of the securities being issued

8.1	Opinion of Weil, Gotshal & Manges LLP regarding tax matters

10.1	Form of Master Lease between Landlord and Tenant**

10.2	Form of Corporate Services Agreement between MGM and the Operating Partnership**

10.3	Form of Registration Rights Agreement between MGM and MGP**

10.4	Form of IP License Agreement between MGM and MGP**

10.5	Form of Amended and Restated Limited Partnership Agreement of the Operating Partnership**

10.6	Form of 2016 Omnibus Incentive Plan†**

10.7	Form of Annual Performance-Based Incentive Plan†**

10.8	Form of Change of Control Policy for Executive Officers†**

10.9	Form of MGM Growth Properties LLC Nonqualified Deferred Compensation Plan†**

10.10	Form of 2016 Deferred Compensation Plan for Non-Employee Directors†**

10.11	Form of Employment Agreement of James C. Stewart†**

10.12	Form of Employment Agreement of Andy H. Chien†**

10.13	Form of Performance Share Units Agreement†**

10.14	Form of 2016 Restricted Share Units Agreement (Non-Employee Directors)†**

10.15	Form of 2016 Restricted Share Units Agreement (Employees)†**

10.16	Form of Restricted Share Units Agreement (MGM Non-Employee Directors)†**

10.17	Form of Restricted Share Units Agreement (MGM Employees)†**

21.1	Subsidiaries of MGP**

23.1	Consent of Deloitte & Touche LLP for Propco (Predecessor)**

23.2	Consent of Deloitte & Touche LLP for MGM Growth Properties LLC**

23.3	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1)

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included in signature page)**

*	To be filed by amendment
**	Previously filed
†	Compensatory plan or arrangement